UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2012

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (518) 782-7700

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On November 29, 2012 Plug Power Inc. (the “Company”) executed a Third Loan Modification Agreement (the “Loan Modification”) with Silicon Valley Bank, amending the August 9, 2011 Loan and Security Agreement (as modified by the First Loan Modification Agreement, dated as of September 28, 2011 and the Second Loan Modification Agreement, dated as of March 30, 2012, both by and between the Company and Silicon Valley Bank, the “Loan Agreement”).  The Loan Modification, among other things, waived the Company’s failure to comply with the Adjusted Quick Ratio financial covenant as of the months ended September 30, 2012 and October 31, 2012, revised the future Adjusted Quick Ratio covenant level and removed the Company’s ability to request financing for Inventory Placeholder Invoices.  A copy of the Loan Modification is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The remaining terms of the Loan Agreement, as disclosed in the Company’s Quarterly Report on 10Q filed on November 14, 2012, remain in full force and effect.

Item 9.01.       Financial Statements and Exhibits

(d)        Exhibits.

10.1     Third Loan Modification Agreement dated November 29, 2012, by and between Plug Power Inc. and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: December 5, 2012	By: /s/ Andrew Marsh
Name: Andrew Marsh
Title: President and Chief Executive Officer